EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANTS

(as of December 31, 2008)

TRUMP ENTERTAINMENT RESORTS, INC.

Subsidiary	Jurisdiction of Formation/Organization
Keystone Redevelopment Partners, LLC	Delaware

TCI 2 Holdings, LLC	Delaware

TER Development Co. LLC	Delaware

TER Keystone Development Co., LLC	Delaware

TER Management Co., LLC	Delaware

Trump Entertainment Resorts Holdings, L.P.	Delaware

Trump Entertainment Resorts Development Company, LLC	Delaware

Trump Entertainment Resorts Funding, Inc.	Delaware

Trump Marina Associates, LLC	New Jersey

Trump Plaza Associates, LLC	New Jersey

Trump Taj Mahal Associates, LLC	New Jersey

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

Subsidiary	Jurisdiction of Formation/Organization
Keystone Redevelopment Partners, LLC	Delaware

TER Development Co. LLC	Delaware

TER Keystone Development Co., LLC	Delaware

TER Management Co., LLC	Delaware

Trump Entertainment Resorts Development Company, LLC	Delaware

Trump Entertainment Resorts Funding, Inc.	Delaware

Trump Marina Associates, LLC	New Jersey

Trump Plaza Associates, LLC	New Jersey

Trump Taj Mahal Associates, LLC	New Jersey

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

Subsidiary	Jurisdiction of Formation/Organization
None	—